UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

CLST Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

Timothy S. Durham
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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I.	Board Correspondence

On May 18, 2007, Dale V. Kesler, chairman of the Board of Directors of CLST Holdings, Inc. (the “Issuer”) sent a letter (the “Board Letter”) to stockholders of the Issuer (the “Stockholders”) addressing, among other things, the nomination of directors at the upcoming annual meeting of Stockholders. The letter was filed as Exhibit 99.1 to the Issuer’s current report on Form 8-K, filed May 18, 2007.

In response to the Board Letter, on May 18, 2007, counsel for Timothy S. Durham (“Mr. Durham”) sent a letter (the “Durham Letter”) addressed to the chairman of the board of directors of the Issuer, Dale V. Kesler. The Durham Letter is attached as Exhibit 1 hereto.

During the course of conversations with other Stockholders, Mr. Durham has expressed, and may continue to express, the view that the best interests of the Stockholders would be served by the immediate election of Mr. Durham and Mr. Brian Ladin to the Board of Directors of the Issuer to fill vacancies thereon, to serve, along with Mr. Robert Kaiser, a current member of the board of directors, as the entire board of directors until such time as a board of directors can be duly elected and qualified at an annual meeting of Stockholders. Also during certain of those conversations and meetings, Mr. Durham has encouraged, and may continue to encourage, other Stockholders to communicate to the Issuer their views regarding the composition of the board of directors of the Issuer pending the holding of an annual meeting.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. DURHAM AND HIS AFFILIATES FROM THE STOCKHOLDERS, FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER, AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

II.	Press Release and Lawsuit

On May 29, 2007, Mr. Durham issued the following:

May 29, 2007

Timothy S. Durham of Obsidian Enterprises, Inc. and a major stockholder of CLST Holdings, Inc., formerly known as CellStar Corporation, (the "Company") filed a lawsuit May 25, 2007 in Delaware Chancery Court against the Company seeking an order pursuant to Section 211 of the Delaware General Corporation Law compelling the Company to hold an annual meeting of stockholders. In his lawsuit, Mr. Durham alleges that the Company has failed to hold an annual meeting of stockholders since November 5, 2004 and has asked the Chancery Court to:

(1) order the Company to immediately hold an annual meeting of stockholders at which all seats on the Board of Directors shall stand for election; and (2) designate the record date, meeting date, time and place of the meeting; and (3) appoint a special master to conduct the meeting; and (4) award Mr. Durham his attorney's fee and expenses.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO ANY SOLICITATION OF PROXIES BY MR. DURHAM AND HIS AFFILIATES FROM THE STOCKHOLDERS FOR USE AT ANY ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MADE AVAILABLE TO STOCKHOLDERS OF CLST HOLDINGS, INC., AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV

Obsidian Enterprises, Inc.
CONTACT: Timothy Durham, CEO of Obsidian Enterprises, Inc.,
+1-317-237-4055, tsdurham@msn.com

EXHIBIT 1

May 18, 2007

Via E-mail and Hand Delivery

Dale V. Kesler
Chairman of the Board of Directors
CLST Holdings, Inc.
601 S. Royal Lane
Coppell, Texas 75019

Dear Mr. Kesler:

As you know, we represent Timothy S. Durham, a substantial stockholder of CLST Holdings, Inc. We are in receipt of your letter dated May 17, 2007 addressed to our client and others, which was delivered to us by electronic mail this morning (the “May 17 Letter”).

Our client is disappointed that the Board has placed conditions on stockholder participation in the director nominating process that are not present in the corporation’s Bylaws, Certificate of Incorporation or applicable law. Effectively, the Board has precluded meaningful participation by stockholders in the nominating process unless those stockholders can prove to the Board’s satisfaction that, among other things, election results in their favor are a forgone conclusion. Our client believes that this is unfortunate and a breach of the fiduciary duties of participating members of the Board of Directors.

Our client also notes the fourth numbered paragraph of your letter referring to the views of Grant Thornton, the Company’s auditors. Specifically, that paragraph states as follows:

“4. Grant Thornton, the Company’s auditors, have indicated some concern and uncertainty about continuing as the Company’s auditors if a new Board is elected. The nominees should explain how they would address this issue, which could conceivably cause a delay in SEC filings.”

So that our client may understand and possibly address the concerns of Grant Thornton, please provide us immediately with copies of all written communications, and written summaries of all oral communications, between Grant Thornton and members of the Company’s Board of Directors or management in which Grant Thornton indicates “some concern and uncertainty about continuing as the Company’s auditors if a new Board is elected.” Please also immediately provide us with all written communications, and written summaries of all oral communications, indicating the persons who Grant Thornton prefers be members of the Board of Directors of the Company, together with an explanation of why Grant Thornton believes those persons are suited to be members of the Board of Directors. Finally, please immediately provide us with copies of all written communications and written summaries of all oral communications between the Company or its representatives, including members of the Board of Directors and officers and employees of the Company, and Grant Thornton relating to the make up of the Board of Directors or which seek to influence Grant Thornton’s opinion of our client or other prospective nominees for the Board of Directors.

In order that our client may understand and address the Board’s new requirements for stockholder participation in the process of nominating candidates for election to the Board of Directors, please immediately provide us with minutes of the meetings at which the procedures outlined in the May 17 Letter were adopted, together with copies of all management recommendations, briefing books and other materials received or considered by the Board of Directors in connection therewith.

The foregoing information is necessary to permit our client to participate in the nomination and election of directors under applicable law and under the requirements established by the Board in the May 17 Letter. Please respond immediately to this letter regarding whether the Company will immediately cooperate with the foregoing demands. Absent that immediate cooperation, our client intends to make a demand under Section 220 of the Delaware General Corporation Law for the same materials.

Finally, we encourage you to carefully consider the Report on Form 8-K filed by the Company today, attaching a copy of the May 17 Letter. We are concerned that the May 17 Letter, by itself, is incomplete, and thus materially misleading as to the Board’s discussions with stockholders to date and the other matters addressed therein. In particular, we are concerned that the matters addressed by numbered paragraphs 2 and 3, varying as they do from applicable law and the Company’s Certificate of Incorporation and Bylaws require additional explanation as to the purpose of the Board’s determination that participation by stockholders in the nomination process be subject to unusual disabilities. As discussed above, we believe that numbered paragraph 4 may indicate the existence of serious issues relating to the Company’s relationship with its auditors and should be addressed fully. Numbered paragraph 5, expressing the view of an employee and agent of the Company, is completely unsupported by discussion in your letter, but addresses, along with numbered paragraph 4, matters of potentially grave concern and should be more fully addressed. In giving consideration to these matters, we invite your attention to items 3.01, 3.03, 4.01, 5.02, 5.03 and 8.01 of Form 8-K.

Very truly yours Jeffrey M. Sone

JMS/rr

cc:	John L. Jackson
Robert A. Kaiser

William R. Hays, III
Haynes & Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202